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                                                                   EXHIBIT 10.21

                                                                      *LEAS1998*

                             MASTER LEASE AGREEMENT

                   DATED AS OF DECEMBER 3, 2002 ("AGREEMENT")

      THIS AGREEMENT is between GENERAL ELECTRIC CAPITAL CORPORATION (together with its successors and assigns, if any, "LESSOR") and PREDIX PHARMACEUTICALS, INC. ("LESSEE"). Lessor has an office at 401 Merritt 7 Suite 23, Norwalk, CT 06851-1177. Lessee is a corporation organized and existing under the laws of the state of Delaware. Lessee's mailing address and chief place of business is 10 K Gill Street, Woburn, MA 01801. This Agreement contains the general terms that apply to the leasing of Equipment from Lessor to Lessee. Additional terms that apply to the Equipment (term, rent, options, etc.) shall be contained on a schedule ("SCHEDULE").

1.    LEASING:

      (a) Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment and the property ("EQUIPMENT") described in any Schedule signed by both parties.

      (b) Lessor shall purchase Equipment from the manufacturer or supplier ("SUPPLIER") and lease it to Lessee if on or before the Last Delivery Date Lessor receives (i) a Schedule for the Equipment, (ii) evidence of insurance which complies with the requirements of Section 9, and (iii) such other documents as Lessor may reasonably request. Each of the documents required above must be in form and substance satisfactory to Lessor. Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Once the Schedule is signed, the Lessee may not cancel the Schedule.

2.    TERM, RENT AND PAYMENT:

      (a) The rent payable for the Equipment and Lessees right to use the Equipment shall begin on the earlier of (i) the date when the Lessee signs the Schedule and accepts the Equipment or (ii) when Lessee has accepted the Equipment tinder a Certificate of Acceptance ("LEASE COMMENCEMENT DATE"). The term of this Agreement shall be the period specified in the applicable Schedule. The word "term" shall include all basic and any renewal terms.

      (b) Lessee shall pay rent to Lessor at its address stated above, except as otherwise directed by Lessor. Rent payments shall be in the amount set forth in, and due as stated in the applicable Schedule. If any Advance Rent (as stated in the Schedule) is payable, it shall be due when the Lessee signs the Schedule. Advance Rent shall be applied to the first rent payment and the balance, if any, to the final rent payment(s) under such Schedule. In no event shall any Advance Rent or any other rent payments be refunded to Lessee. If rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

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3.    RENT ADJUSTMENT:

      (a) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986, as amended, ("CODE")), the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers ("EFFECTIVE RATE") is higher than thirty-five percent (35%) for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum. The additional sum shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times
(ii) the adjusted Termination Value (defined below), divided by (iii) the difference between the new Effective Rate (expressed as a decimal) and one (1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rent due in the year for which the adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values and Tax Benefits are defined on the Schedule. Lessee shall pay to Lessor the Rill amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

      (b) Lessee's obligations under this Section 3 shall survive any expiration or termination of this Agreement.

4.    TAXES:

      (a) If permitted by law, Lessee shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rents or receipts hereunder), any Schedule, Lessor or Lessee by any governmental entity or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively "TAXES"). Lessee shall have no liability for Taxes imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Lessor except as provided in Sections 3 and 14(c). Lessee shall promptly reimburse Lessor (on an after tax basis) for any Taxes charged to of assessed against Lessor. Lessee shall show Lessor as the owner of the Equipment on all tax reports or returns, and send Lessor a copy of each report or return and evidence of Lessee's payment of Taxes upon request.

      (b) Lessee's obligations, and Lessor's rights and privileges, contained in this Section 4 shall survive the expiration or other termination of this Agreement.

5.    REPORTS:

      (a) If any tax or other lien shall attach to any Equipment, Lessee will notify Lessor in writing, within ten (10) days after Lessee becomes aware of the tax or lien. The notice shall

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include the full particulars of the tax or lien and the location of such
Equipment on the date of the notice.

      (b) Lessee will deliver to Lessor, Lessee's complete financial statements, certified by a recognized firm of certified public accountants within ninety
(90) days of the close of each fiscal year of Lessee. Lessee will deliver to Lessor copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee, within ninety (90) days of the close of each fiscal quarter of Lessee. Lessee will deliver to Lessor all Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission within thirty (30) days after the date on which they are filed.

      (c) Lessor may inspect any Equipment during normal business hours after giving Lessee reasonable prior notice.

      (d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) and will give Lessor prior written notice of any relocation of Equipment. If Lessor asks, Lessee will promptly notify Lessor in writing of the location of any Equipment.

      (e) If any Equipment is lost or damaged (where the estimated repair costs would exceed the greater of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000)), or is otherwise involved in an accident causing personal injury or property damage, Lessee will promptly and fully report the event to Lessor in writing.

      (f) Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default or event which with notice or lapse of time (or both) would become such a default within thirty (30) days after any request by Lessor.

      (g) Lessee will promptly notify Lessor of any change in Lessee's state of incorporation or organization.

6.    DELIVERY, USE AND OPERATION:

      (a) All Equipment shall be shipped directly from the Supplier to Lessee.

      (b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable laws, regulations and insurance policies and Lessee shall not discontinue use of the Equipment.

      (c) Lessee will not move any equipment from the location specified on the Schedule, without the prior written consent of Lessor.

      (d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor.

      (e) Lessor shall not disturb Lessee's quiet enjoyment of the Equipment during the term of the Agreement unless a default has occurred and is continuing under this Agreement.

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7.    MAINTENANCE:

      (a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order and repair, normal wear and tear excepted. The Lessee shall also maintain the Equipment in accordance with manufacturer's recommendations. Lessee shall make all alterations or modifications required to comply with any applicable law, rule or regulation during the term of this Agreement. If Lessor requests, Lessee shall affix plates, tags or other identifying labels showing ownership thereof by Lessor. The tags or labels shall be placed in a prominent position on each unit of Equipment.

      (b) Lessee will not attach or install anything on any Equipment that will impair the originally intended function or use of such Equipment without the prior written consent of Lessor. All additions, parts, supplies, accessories, and equipment ("ADDITIONS") furnished or attached to any Equipment that are not readily removable shall become the property of Lessor. All Additions shall be made only in compliance with applicable law. Lessee will not attach or install any Equipment to or in any other personal or real property without the prior written consent of Lessor.

      8. STIPULATED LOSS VALUE: If for any reason any unit of Equipment becomes worn out, lost, stolen, destroyed, irreparably damaged or unusable ("CASUALTY OCCURRENCES") Lessee shall promptly and fully notify Lessor in writing. Lessee shall pay Lessor the sum of (i) the Stipulated Loss Value (see Schedule) of the affected unit determined as of the rent payment date prior to the Casualty Occurrence; and (ii) all rent and other amounts which are then due under this Agreement on the Payment Date (defined below) for the affected unit. The Payment Date shall be the next rent payment date after the Casualty Occurrence. Upon Payment of all sums due hereunder, the term of this lease as to such unit shall terminate.

9.    INSURANCE:

      (a) Lessee shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.

      (b) Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may reasonably require. All such policies shall be with companies, and on terms, reasonably satisfactory to Lessor. The insurance shall include coverage for damage to or loss of the Equipment, liability for personal injuries, death or property damage. Lessor shall be named as additional insured with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. The insurance shall provide for liability coverage in an amount equal to at least ONE MILLION U.S. DOLLARS ($1,000,000.00) total liability per occurrence, unless otherwise stated in any Schedule. The casualty/property damage coverage shall be in an amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment. No insurance shall be subject to any co-insurance clause. The insurance policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days written notice to Lessor. Lessee agrees to deliver to Lessor evidence of insurance reasonably satisfactory to Lessor.

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      (c) Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Lessor shall not act as Lessee's attorney-in-fact unless Lessee is in default. Lessee shall pay any reasonable expenses of Lessor in adjusting or collecting insurance. Lessee will not make adjustments with insurers except with respect to claims for damage to any unit of Equipment where the repair costs are less than the lesser of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000). Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor under this Agreement.

10.   RETURN OF EQUIPMENT:

      (a) At the expiration or termination of this Agreement or any Schedule, Lessee shall perform any testing and repairs required to place the units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for the original intended purpose of the Equipment. If required the units of Equipment shall be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is reasonably satisfactory to Lessor. Lessee shall remove installed markings that are not necessary for the operation, maintenance or repair of the Equipment. All Equipment will be cleaned, cosmetically acceptable, and in such condition as to be immediately installed into use in a similar environment for which the Equipment was originally intended to be used. All waste material and fluid must be removed from the Equipment and disposed of in accordance with then current waste disposal laws. Lessee shall return the units of Equipment to a location within the continental United States as Lessor shall direct. Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment. The transit insurance must name Lessor as the loss payee. The Lessee shall pay for all costs to comply with this section (a).

      (b) Until Lessee has fully complied with the requirements of Section 10(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate the Lessee's right to use the Equipment upon ten (10) days notice to Lessee.

      (c) Lessee shall provide to Lessor a detailed inventory of all components of the Equipment including model and serial numbers. Lessee shall also provide an up-to-date copy of all other documentation pertaining to the Equipment. All service manuals, blue prints, process flow diagrams, operating manuals, inventory and maintenance records shall be given to Lessor at least ninety (90) days and not more than one hundred twenty (120) days prior to lease termination.

      (d) Lessee shall make the Equipment available for on-site operational inspections by potential purchasers at least one hundred twenty (120) days prior to and continuing up to lease termination. Lessor shall provide Lessee with reasonable notice prior to any inspection. Lessee shall provide personnel, power and other requirements necessary to demonstrate electrical, hydraulic and mechanical systems for each item of Equipment.

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11.   DEFAULT AND REMEDIES:

      (a) Lessor may in writing declare this Agreement in default if: (i) Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days; (ii) Lessee breaches any of its insurance obligations under Section 9; (iii) Lessee breaches any of its other obligations and fails to cure that breach within thirty (30) days after written notice from Lessor; (iv) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; (v) Lessee or any guarantor or other obligor for the Lessee's obligations hereunder ("GUARANTOR") becomes insolvent or ceases to do business as a going concern;
(vi) any Equipment is illegally used; (vii) if Lessee or any Guarantor is a natural person, any death or incompetency of Lessee or such Guarantor; (viii) a petition is filed by or against Lessee or any Guarantor under any bankruptcy or insolvency laws and in the event of an involuntary petition, the petition is not dismissed within forty-five (45) days of the filing date; (ix) Lessee defaults under any other material obligation for (A) borrowed money, (B) the deferred purchase price of property, or (C) payments due under lease agreements; or (x) there is any dissolution, termination of existence, merger, consolidation or change in controlling ownership of Lessee or any Guarantor. The default declaration shall apply to all Schedules unless specifically excepted by Lessor.

      (b) After a default, at the request of Lessor, Lessee shall comply with the provisions of Section 10(a). Lessee hereby authorizes Lessor to peacefully enter any premises where any Equipment may be and take possession of the Equipment. Lessee shall immediately pay to Lessor without further demand as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rent payment date prior to the declaration of default), and all rents and other sums then due under this Agreement and all Schedules. Lessor may terminate this Agreement as to any or all of the Equipment. A termination shall occur only upon written notice by Lessor to Lessee and only as to the units of Equipment specified in any such notice. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale. Lessor may also, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment. Lessor may use Lessee's premises for a reasonable period of time for any or all of the purposes stated above without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (i) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (ii) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee under this Agreement; then (iii) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (iv) any surplus shall be retained by Lessor. Lessee shall immediately pay any deficiency in (i) and (ii) above.

      (c) The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incured in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

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      (d) Any default under the terms of this or any other agreement between
Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

12. ASSIGNMENT: LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF LESSEE IN THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Lessor may, without the consent of Lessee, assign this Agreement, any Schedule or the right to eater into a Schedule. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor. Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

13. NET LEASE: Lessee is unconditionally obligated to pay all rent and other amounts due for the entice lease term no matter what happens, even if the Equipment is damaged or destroyed, if it is defective or if Lessee no longer can use it. Lessee is not entitled to reduce or set-off against rent or other amounts due to Lessor or to anyone to whom Lessor assigns this Agreement or any Schedule whether Lessee's claim arises out of this Agreement, any Schedule, any statement by Lessor, Lessor's liability or any manufacturer's liability, strict liability, negligence or otherwise.

14.   INDEMNIFICATION:

      (a) Lessee hereby agrees to indemnify Lessor, its agents, employees, successors and assigns (on an after tax basis) from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature arising out of or relating to the Equipment or this Agreement, except to the extent the losses, damages, penalties, injuries, claims, actions, suits or expenses result from Lessor's gross negligence or willful misconduct ("CLAIMS"). This indemnity shall include, but is not limited to, Lessor's strict liability in tort and Claims, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

      (b) Lessee hereby represents, warrants and covenants that (i) on the Lease Commencement Date for any unit of Equipment, such unit will qualify for all of the items of deduction and credit specified in Section C of the applicable Schedule ("TAX BENEFITS") in the hands of Lessor, and (ii) at no time during the term of this Agreement will Lessee take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such act or omission is otherwise permitted by Lessor or by this Agreement), which will result in the disqualification of any Equipment for, or recapture of, all or any portion of such Tax Benefits.

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      (c) If as a result of a breach of any representation, warranty or covenant of the Lessee contained in this Agreement or any Schedule (i) tax counsel of Lessor shall determine that Lessor is not entitled to claim on its Federal income tax return all or any portion of the Tax Benefits with respect to any Equipment, or (ii) any Tax Benefit claimed on the Federal income tax return of Lessor is disallowed or adjusted by the Internal Revenue Service, or (iii) any Tax Benefit is recalculated or recaptured (any determination, disallowance, adjustment, recalculation or recapture being a "LOSS"), then Lessee shall pay to Lessor, as an indemnity and as additional rent, an amount that shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yields and cash flows to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. Such amount shall be payable upon demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount. The economic yields and cash flows shall be computed on the same assumptions, including tax rates as were used by Lessor in originally evaluating the transaction ("NET ECONOMIC RETURN"). If an adjustment has been made under Section 3 then the Effective Rate used in the next preceding adjustment shall be substituted.

      (d) All references to Lessor in this Section 14 include Lessor and the consolidated taxpayer group of which Lessor is a member. All of Lessor's rights, privileges and indemnities contained in this Section 14 shall survive the expiration or other termination of this Agreement. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

15. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED UNDER THIS AGREEMENT OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following; (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) of the Equipment, or any other circumstance in connection with the Equipment; (ii) the use, operation or performance of any Equipment or any risks relating to it; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If and so long as, no default exists under this Agreement, Lessee shall be, and hereby is, authorized during the term of this Agreement to assert and enforce whatever claims and rights Lessor may have against any Supplier of the Equipment at Lessee's sole cost and expense, in the name of and for the account of Lessor and/or Lessee, as their interests may appear.

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16.   REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee makes each of the following representations and warranties to Lessor on the date hereof and on the date of execution of each Schedule.

      (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "DOCUMENTS"). Lessee is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

      (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

      (c) No approval, consent or withholding of objections is required from any governmental authority or entity with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

      (d) The entry into and performance by Lessee of the Documents will not:
(i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or bylaws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

      (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which if decided against Lessee will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

      (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property.

      (g) Each financial statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the most recent financial statement, there has been no material adverse change.

      (h) Lessee's exact legal name is as set forth in the first sentence of this Agreement and Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation or organization (specified in the first sentence of this Agreement).

      (i) The Equipment will at all times be used for commercial or business purposes.

17.   EARLY TERMINATION:

      (a) On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no default exists hereunder, terminate this Agreement as to all (but not

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less than all) of the Equipment on such Schedule as of a rent payment date
("TERMINATION DATE"). Lessee must give Lessor at least ninety (90) days prior written notice of the termination.

      (b) Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor (A) the Termination Value (calculated as of the rent due on the Termination Date) for the Equipment, and (B) all rent and other sums due and unpaid as of the Termination Date.

      (c) If all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee.

      (d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date Lessee shall (i) return the Equipment (in accordance with Section 10) and (ii) pay to Lessor all amounts required under
Section 17(b) less the amount of the highest bid certified by Lessee to Lessor.

18.   PURCHASE OPTION:

      (a) Lessee may at lease expiration purchase all (but not less than all) of the Equipment in any Schedule on an AS IS BASIS for cash equal to its then Fair Market Value (plus all applicable sales taxes). Lessee must notify Lessor of its intent to purchase the Equipment in writing at least one hundred eighty (180) days in advance. If Lessee is in default or if the Lease has already been terminated Lessee may not purchase the Equipment.

      (b) "Fair Market Value" shall mean the price that a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Equipment in an arm's-length transaction to a willing seller under no compulsion to sell. In determining the Fair Market Value the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Agreement. If the Equipment is installed it shall be valued on an installed basis. The costs of removal from current location shall not be a deduction from the value of the Equipment. If Lessor and Lessee are unable to agree on the Fair Market Value at least one hundred thirty-five (135) days before lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Value. The independent appraiser's determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

      (c) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within fifteen (15) days after Fair Market Value is told to Lessee.

19.   MISCELLANEOUS:

      (a) LESSEE AND LESSOR UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      (b) The Equipment shall remain Lessor's property unless Lessee purchases the Equipment from Lessor and until such time Lessee shall only have the right to use the Equipment as a lessee. Any cancellation or termination by Lessor of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property of Lessor even though it may be attached to real property. The Equipment shall not become part of any other property by reason of any installation in, or attachment to, other real or personal property.

      (c) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right at any other time to demand strict compliance with this Agreement. Lessee agrees, upon Lessor's request, to execute, or otherwise authenticate, any document, record or instrument necessary or expedient for filing, recording or perfecting the interest of Lessor or to carry out the intent of this Agreement. In addition, Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in any and all Schedules now and hereafter executed pursuant hereto and adding any other collateral described therein and containing any other information required by the applicable Uniform Commercial Code. Lessee irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have specified in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

      (d) If Lessee does not comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part. All reasonable amounts spent and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor. Lessee shall pay the additional rent within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

      (e) Any rent or other amount not paid to Lessor when due shall bear interest, from the due date until paid, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

      (f) Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) within each Schedule to account for equipment change orders, equipment returns, invoicing errors, and similar matters. Lessee acknowledges and agrees that the rent shall be adjusted as a result of the change in the Capitalized Lessor's Cost. Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if it has changed.

      (g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT.

      (h) Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto, of the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

      (i) To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Agreement and incorporating this Agreement by reference, and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof; which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                          LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION             PREDIX PHARMACEUTICALS, INC.

By: /s/ JOHN EDEL                                By: /s/ DALE DHANOA
    -----------------------------------             ----------------------------

Name: John Edel                                  Name: Dale Dhanoa

Title: Senior Vice President                     Title: Senior Vice President

                           BIOTECH EQUIPMENT SCHEDULE
                                SCHEDULE NO. 001
                               DATED THIS 12/30/02
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF DECEMBER 3, 2002

LESSOR & MAILING ADDRESS:                           LESSEE & MAILING ADDRESS:

General Electric Capital Corporation                Predix Pharmaceuticals, Inc.
401 Merritt 7 Suite 23                              10 K Gill Street
Norwalk, CT  06851-1177                             Woburn, MA  01801

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("AGREEMENT" said Agreement and this Schedule being collectively referred to as "LEASE"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. EQUIPMENT: Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "EQUIPMENT").

 NUMBER            CAPITALIZED
OF UNITS          LESSOR'S COST         MANUFACTURER        SERIAL NUMBER     MODEL AND TYPE OF EQUIPMENT
--------          -------------         ------------        -------------     ---------------------------
   1               $243,652.00          Varian, Inc.          310036293       Mercury Plus 400 High
                                                                              Resolution Console System

B.    FINANCIAL TERMS

1.    Advance Rent (if any): $ 6,895.35

2.    Capitalized Lessor's Cost: $ 243,652.00

3.    Basic Term (No. of Months): 36 MONTHS.

4.    Basic Term Lease Rate Factor: 2.829999

5.    Basic Term Commencement Date: 1/1/03

6.    Lessee Federal Tax ID No.: 04-3585114

7.    Last Delivery Date: 12/30/02

8.    Daily Lease Rate Factor: .0943

9. First Termination Date: N/A (_____) months after the Basic Term Commencement Date.

10. Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on JANUARY 1, 2003.

11. Basic Term Rent. Commencing on 1/1/03 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic

      Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

C.    TAX BENEFITS               Depreciation Deductions:

      1. Depreciation method is the 200 % declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance, taking into account the 30% special depreciation allowance and basis adjustment under Section 168(k)(1) of the code.

      2. Recovery Period: FIVE (5) YEARS.

      3. Basis: 100 % of the Capitalized Lessor's Cost.

D.    PROPERTY TAX

      PROPERTY TAX NOT APPLICABLE ON EQUIPMENT LOCATED IN MASSACHUSETTS.

      Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.    ARTICLE 2A NOTICE

      IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS VARIAN, INC. (THE "SUPPLIER(S)"),
      (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F.    STIPULATED LOSS AND TERMINATION VALUE TABLE*

          Termination    Stipulated              Termination       Stipulated
Rental       Value       Loss Value                 Value          Loss Value
Basic     Percentage     Percentage    Rental    Percentage        Percentage
------    -----------    ----------    ------    -----------       ----------
   1        103.586        107.493       19         65.688           69.389
   2        101.835        105.731       20         63.365           67.055
   3         99.964        103.849       21         61.026           64.704
   4         97.981        101.854       22         58.668           62.336
   5         95.978         99.840       23         56.282           59.938
   6         93.956         97.806       24         53.877           57.522
   7         91.914         95.753       25         51.455           55.088
   8         89.847         93.674       26         49.002           52.623
   9         87.760         91.576       27         46.519           50.129
  10         85.653         89.458       28         44.020           47.618
  11         83.520         87.313       29         41.505           45.092
  12         81.367         85.148       30         38.975           42.550
  13         79.193         82.963       31         36.428           39.992
  14         76.992         80.751       32         33.858           37.410
  15         74.764         78.511       33         31.263           34.805
  16         72.520         76.255       34         28.645           32.175
  17         70.259         73.983       35         26.002           29.521
  18         67.982         71.695       36         23.337           26.844

*The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G.    MODIFICATIONS AND ADDITIONS FOR THIS SCHEDULE ONLY

      For purposes of this Schedule only, the Agreement is amended as follows:

      1. The INDEMNIFICATION Section subsection (b) of the Lease is hereby amended by deleting the word "and" immediately preceding "(ii)" on the second line thereof and inserting the following at the end thereof:

      ; (iii) each item of Equipment constitutes "qualified property" pursuant to Section 168(k) of the Internal Revenue Code of 1986, as now and hereafter amended (the "Code"), and is eligible for the additional first-year depreciation deduction equal to thirty percent (30%) of the Capitalized Lessor's Cost of the Equipment contemplated by the Code; (iv) the Equipment shall be treated as originally placed in service not earlier than the date of the execution and delivery of this Schedule, or in the event the transaction is a sale-leaseback transaction, Lessee shall not have placed in service the Equipment subject to this Lease at any time prior to three months before the execution and delivery of this Schedule;
      (v) Lessee has not arranged to purchase, and Lessor is not purchasing the Equipment pursuant to a binding written contract entered into before September 11, 2001, and (vi) each item of Equipment shall be placed in service before January 1, 2005.

      2. The LEASING Section subsection (b) of the Lease is hereby deleted in its entirety and the following substituted in its stead:

      b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule for the Equipment (ii) evidence of insurance which complies with the requirements of the INSURANCE Section of the Lease, and (iii) such other documents as Lessor may reasonably request. Once the Schedule is signed, the Lessee may not cancel the Lease.

      3. The DELIVERY, USE AND OPERATION Section subsection (a) of the Lease shall be deleted and the following substituted in its stead:

      The parties acknowledge that this is a sale/leaseback transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

      4. BILL OF SALE

      Lessee, in consideration of the Lessor's payment of the amount set forth in B 2. above, which includes any applicable sales taxes (which payment Lessee acknowledges), hereby grants, sells, assigns, transfers and delivers to Lessor the Equipment along with whatever claims and rights Seller may have against the manufacturer and/or Supplier of the Equipment, including but not limited to all warranties and representations. At Lessors request Lessee will cause Supplier to deliver to Lessor a written statement wherein the Supplier (i) consents to the assignment to Lessor of whatever claims and rights Lessee may have against the Supplier, (ii) agrees not to retain any security interest, lien or other encumbrance in or upon the Equipment at any time, and to execute such documents as Lessor may request to evidence the release of any such encumbrance, and (iii) represents and warrants to Lessor (x) that Supplier has previously conveyed full title to the Equipment to Lessee, (y) that the Equipment was delivered to Lessee and installation completed, and (z) that the final purchase price of the Equipment (or a specified portion of such purchase price) has been paid by Lessee.

      Lessor is purchasing the Equipment for leasing back to Lessee pursuant to the Lease. Lessee represents and warrants to Lessor that (i) Lessor will acquire by the terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever; (ii) Lessee has the right to sell the Equipment; and (iii) the Equipment has been delivered to Lessee in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (iv) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

      Lessee agrees to save and hold harmless Lessor from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Lessor as a consequence of the sale of the Equipment to Lessor.

      5.    ACCEPTANCE

      Pursuant to the provisions of the Lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable); (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

      Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

      6.    EQUIPMENT SPECIFIC PROVISIONS

      The MAINTENANCE Section of the Lease is amended by adding the following as the fifth sentence in subsection (a):

Lessee agrees that upon return of the Equipment, it will comply with all original manufacturer's performance specifications for new Equipment without expense to Lessor. Lessee shall, if requested by Lessor, obtain a certificate or service report from the manufacturer attesting to such condition.

Each reference contained in this Agreement to:

(a) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules regulations, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Equipment.

(b) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

(c) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCB's"), and radioactive substances, or other material or substance which has in the past or could in the future constitute a health, safety or environmental hazard to any Person, property or natural resources.

(d) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

(e) "Environmental Emission" shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

(f) "Environmental Law" shall mean any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq .), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq .), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq .), the Clean Air Act (42 U.S.C. Section 7401 et seq .), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq .), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq .), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq .), as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

(g) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

(h) "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

The provisions of this Schedule shall survive any expiration or termination of the Lease and shall be enforceable by Lessor, its successors and assigns.

The MAINTENANCE Section subsection (a) of the Lease shall be amended by adding the following at the end thereof:

RETURN PROVISIONS: In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase the Equipment Lessee shall, at its expense:

(a) at least one hundred eighty (180) days and not more than two hundred seventy
(270) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model and serial numbers for all components comprising the Equipment;

(b) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, with reference to computer based equipment comprising the Equipment, provide to Lessor a detailed listing of all internal circuit boards by both the model and serial number for all hardware comprising the Equipment and a listing of all software features listed individually;

(c) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (i) one set of service manuals, and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; (ii) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date;

(d) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical and mechanical systems for each item of the Equipment;

(e) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, cause manufacturer's representative or qualified equipment maintenance provider, acceptable to Lessor, (the "Authorized Inspector") to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment and ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines including the then current FDA regulations; and if during such inspection, examination and test, the Authorized Inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturer's specifications and the then current FDA regulations, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the Authorized Inspector as outlined in the preceding clause;

(f) have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section (e) above. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications;

(g) provide that all Equipment will be cleaned and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar environment;

(h) properly remove or treat all rust or corrosion;

(i) ensure all items of Equipment will be completely sterilized, steam-cleaned, and de-greased upon redelivery;

(j) properly remove all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment;

(k) ensure the Equipment shall be mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer's published and recommended specifications;

(l) provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not limited to, the following: (i) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer;
(ii) each item of Equipment will be returned with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment; (iii) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations, free from all contaminants; (iv) Lessee shall provide for transportation of the Equipment in a manner consistent with the manufacturer's recommendations and practices to any locations within the continental United States as Lessor shall direct; and shall have the Equipment unloaded at such locations; (v) Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance; and (vi) Lessee shall provide insurance and safe, secure storage for the Equipment for ninety (90) days after expiration or earlier termination of the Lease at accessible locations satisfactory to Lessor.

H.    PAYMENT AUTHORIZATION

      You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

         Company Name                                      Address                                Amount
-------------------------------             ------------------------------------                -----------
Predix Pharmaceuticals, Inc.                10 K Gill Street, Woburn, MA 01801                  $190,526.25
GE Capital Corp (10% Holdback)              401 Merritt Seven, Norwalk, CT 06851                $ 24,365.20
OR Capital Corp (10% to Varian)             401 Merritt Seven, Norwalk, CT 06851                $ 24,365.20
GE Capital Corp (Advance Rent)              401 Merritt Seven, Norwalk, CT 06851                $  4,395.35*

*Advance Rent $6,895.35 less $2,500.00 applied from Good Faith Deposit)

      This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

      Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                           LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION              PREDIX PHARMACEUTICALS, INC.


By: /s/ JOHN EDEL                                 By: /s/ DALE S. DHANOA
   -----------------------------------               ---------------------------

Name: John Edel                                   Name: Dale S. Dhanoa

Title: Senior Vice President                      Title: Sr. VP, R&D

                                    EXHIBIT A
                                   4138217-001

COMPANY NAME:          Predix Pharmaceuticals, Inc.
EQUIPMENT LOCATION(S): 10K Gill Street
                       Woburn, MA 01801

                                                              CUSTOMER'S
                                                               INTERNAL
INV.                                                           TAG # (IF       AMT.     VENDOR         XLD            EQUIP  >90
ITEM SUPPLIER INVOICE #  INV DATE  DESCRIPTION  QTY SERIAL #  APPLICABLE)   FINANCED     TOTAL    CK # CK?   CK AMT.  CODE   DAYS?
---- -------- --------- ---------- ------------ ------------- ----------- ----------- ----------- ---- --- ---------- ----- ------
                                   MERCURY plus
                                   400 High
                                   Resolution
1    Varian   9005603   12/18/2002 Console
                                   System        1  310036293             $243,652.00                                  LAB
                                   10% Deposit
                                   ($24,365.20)                           $      0.00             4245  N  $24,365.20  LAB    N
                                   10% Due on
                                   Invoice
                                   ($24,365.20)                           $      0.00                                  LAB

                                                                                      $243,652.00

                                                                                      $      0.00
                                                                          -----------
                                                         FUNDING TOTAL    $243,652.00 $243,652.00
                                                                          ===========

EQUIPMENT CODE LIST

LAB = Lab Equipment

COMP = Computer Hardware

OFC = Furniture, Telephone, Fax, etc.

SOFT = Computer Software, Tooling/Molds,
Tax, Freight, Extended Warranties, Service Contracts, Etc.

EQUIP.       TOTAL
 CODE        (CAT.)     % OF TOTAL
------     ----------   ----------
  LAB      243,652.00      100%
 COMP            0.00        0%
  OFC            0.00        0%
 SOFT               0        0%
 TOTAL     243,652.00      100%

                                                   PREDIX PHARMACEUTICALS, INC.
                                                   BY: /s/ DALE S. DHANOA
                                                      -------------------------
                                                   TITLE: SVP R+D

                                                                      *LEAS8760*
                           BIOTECH EQUIPMENT SCHEDULE
                                SCHEDULE NO. 002
                                DATED THIS 4/7/03
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF DECEMBER 3, 2002

LESSOR & MAILING ADDRESS:                       LESSEE & MAILING ADDRESS:

General Electric Capital Corporation            Predix Pharmaceuticals, Inc.
401 Merritt 7 Suite 23                          10 K Gill Street
Norwalk, CT  06851-1177                         Woburn, MA  01801

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("AGREEMENT" said Agreement and this Schedule being collectively referred to as "LEASE"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. EQUIPMENT: Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "EQUIPMENT").

 NUMBER   CAPITALIZED LESSOR'S
OF UNITS        COST                MANUFACTURER          SERIAL NUMBER       MODEL AND TYPE OF EQUIPMENT
--------  --------------------      ------------          -------------       ---------------------------
1             $152,395.00           Thermo Finnigan                           LCQAD-24000
1             $ 54,291.00           Gilson, Inc.                              Prep HPLC to Finnigan LCQ

B. FINANCIAL TERMS

1.    Advance Rent (if any):  $ 5,707.54

2.    Capitalized Lessor's Cost:  $ 206,686.00

3.    Basic Term (No. of Months): 36 MONTHS.

4.    Basic Term Lease Rate Factor:  2.7614

5.    Basic Term Commencement Date:

6.    Lessee Federal Tax ID No.: 043585114

7.    Last Delivery Date: APRIL 7, 2003

8.    Daily Lease Rate Factor: .0920

9. First Termination Date: N/A (_____) months after the Basic Term Commencement Date.

10. Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on May 1, 2003.

11. Basic Term Rent. Commencing on 5/1/03 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic

      Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

C.    TAX BENEFITS                   Depreciation Deductions:

      1. Depreciation method is the 200 % declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance, taking into account the 30% special depreciation allowance and basis adjustment under Section 168(k)(1) of the code.

      2. Recovery Period: FIVE (5) YEARS.

      3. Basis: 100 % of the Capitalized Lessor's Cost.

D.    PROPERTY TAX

      PROPERTY TAX NOT APPLICABLE ON EQUIPMENT LOCATED IN MASSACHUSETTS.

      Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.    ARTICLE 2A NOTICE

      IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS Thermo Finnigan & Gibson, Inc. (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F.    STIPULATED LOSS AND TERMINATION VALUE TABLE*

           Termination   Stipulated            Termination    Stipulated
Rental        Value      Loss Value               Value       Loss Value
Interim    Percentage    Percentage   Rental   Percentage     Percentage
-------    ----------    ----------   ------   ----------     ----------
   1         103.093       107.014
Basic
   1         101.711       105.646      19       63.817          68.060
   2          99.759       103.711      20       61.535          65.795
   3          97.791       101.760      21       59.234          63.510
   4          95.804        99.790      22       56.912          61.205
   5          93.800        97.803      23       54.570          58.881
   6          91.778        95.799      24       52.208          56.535
   7          89.738        93.776      25       49.825          54.170
   8          87.680        91.735      26       47.422          51.784
   9          85.605        89.677      27       44.997          49.376
  10          83.511        87.599      28       42.552          46.948
  11          81.397        85.502      29       40.086          44.499
  12          79.264        83.386      30       37.598          42.028
  13          77.111        81.251      31       35.089          39.536
  14          74.939        79.096      32       32.557          37.022
  15          72.751        76.925      33       30.004          34.486
  16          70.547        74.738      34       27.429          31.928
  17          68.323        72.531      35       24.832          29.347
  18          66.080        70.305      36       22.212          26.744

*The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G.    MODIFICATIONS AND ADDITIONS FOR THIS SCHEDULE ONLY

      For purposes of this Schedule only, the Agreement is amended as follows:

      1. The INDEMNIFICATION Section subsection (b) of the Lease is hereby amended by deleting the word "and" immediately preceding "(ii)" on the second line thereof and inserting the following at the end thereof:

      ; (iii) each item of Equipment constitutes "qualified property" pursuant to Section 168(k) of the Internal Revenue Code of 1986, as now and hereafter amended (the "Code"), and is eligible for the additional first-year depreciation deduction equal to thirty percent (30%) of the Capitalized Lessor's Cost of the Equipment contemplated by the Code; (iv) the Equipment shall be treated as originally placed in service not earlier than the date of the execution and delivery of this Schedule, or in the event the transaction is a sale-leaseback transaction, Lessee shall not have placed in service the Equipment subject to this Lease at any time prior to three months before the execution and delivery of this Schedule;
      (v) Lessee has not arranged to purchase, and Lessor is not purchasing the Equipment pursuant to a binding written contract entered into before September 11, 2001, and (vi) each item of Equipment shall be placed in service before January 1, 2005.

      2. The REPRESENTATIONS AND WARRANTIES OF LESSEE Section of the Lease shall be amended to add the following sentence at the end thereof:

      (j) Lessee is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Lessee is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

      3. The LEASING Section subsection (b) of the Lease is hereby deleted in its entirety and the following substituted in its stead:

      (b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule for the Equipment (ii) evidence of insurance which complies with the requirements of the INSURANCE Section of the Lease, and (iii) such other documents as Lessor may reasonably request. Once the Schedule is signed, the Lessee may not cancel the Lease.

      4. The DELIVERY, USE AND OPERATION Section subsection (a) of the Lease shall be deleted and the following substituted in its stead:

The parties acknowledge that this is a sale/leaseback transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

      5. BILL OF SALE

      Lessee, in consideration of the Lessor's payment of the amount set forth in B 2. above, which includes any applicable sales taxes (which payment Lessee acknowledges), hereby grants, sells, assigns, transfers and delivers to Lessor the Equipment along with whatever claims and rights Seller may have against the manufacturer and/or Supplier of the Equipment, including but not limited to all warranties and representations. At Lessors request Lessee will cause Supplier to deliver to Lessor a written statement wherein the Supplier (i) consents to the assignment to Lessor of whatever claims and rights Lessee may have against the Supplier, (ii) agrees not to retain any security interest, lien or other encumbrance in or upon the Equipment at any time, and to execute such documents as lessor may request to evidence the release of any such encumbrance, and (iii) represents and warrants to Lessor (x) that Supplier has previously conveyed full title to the Equipment to Lessee, (y) that the Equipment was delivered to Lessee and installation completed, and (z) that the final purchase price of the Equipment (or a specified portion of such purchase price) has been paid by Lessee.

      Lessor is purchasing the Equipment for leasing back to Lessee pursuant to the Lease. Lessee represents and warrants to Lessor that (i) Lessor will acquire by the terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever; (ii) Lessee has the right to sell the Equipment; and (iii) the Equipment has been delivered to Lessee in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (iv) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

      Lessee agrees to save and hold harmless Lessor from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Lessor as a consequence of the sale of the Equipment to Lessor.

      6. ACCEPTANCE

      Pursuant to the provisions of the Lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable); (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

      Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

      7. EQUIPMENT SPECIFIC PROVISIONS

      The MAINTENANCE Section of the Lease is amended by adding the following as the fifth sentence in subsection (a):

      Lessee agrees that upon return of the Equipment, it will comply with all original manufacturer's performance specifications for new Equipment without expense to Lessor. Lessee shall, if requested by Lessor, obtain a certificate or service report from the manufacturer attesting to such condition.

      Each reference contained in this Agreement to:

(a) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment or

(iii) the violation, or alleged violation of any statutes, ordinances, orders, rules regulations permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Equipment,

(b) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

(c) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCB's"), and radioactive substances, or other material or substance which has in the past or could in the future constitute a health, safety or environmental hazard to any Person, property or natural resources.

(d) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

(e) "Environmental Emission" shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

(f) "Environmental Law" shall mean any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq .), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq .), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq .), The Clean Air Act (42 U.S.C. Section 7401 et seq .), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq .), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq .), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq .), as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

(g) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

(h) "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates; successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

The provisions of this Schedule shall survive any expiration or termination of the Lease and shall be enforceable by Lessor, its successors and assigns.

The MAINTENANCE Section subsection (a) of the Lease shall be amended by adding the following at the end thereof:

RETURN PROVISIONS: In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase the Equipment Lessee shall, at its expense:

(a) at least one hundred eighty (180) days and not more than two hundred seventy
(270) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model and serial numbers for all components comprising the Equipment;

(b) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, with reference to computer based equipment comprising the Equipment, provide to Lessor a detailed listing of all internal circuit boards by both the model and serial number for all hardware comprising the Equipment and a listing of all software features listed individually;

(c) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (i) one set of service manuals, and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; (ii) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date;

(d) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical and mechanical systems for each item of the Equipment;

(e) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, cause manufacturer's representative or qualified equipment maintenance provider, acceptable to Lessor, (the "Authorized Inspector") to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment and ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines including the then current FDA regulations; and if during such inspection, examination and test, the Authorized Inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturer's specifications and the then current FDA regulations, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the Authorized Inspector as outlined in the preceding clause;

(f) have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section (e) above. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications;

(g) provide that all Equipment will be cleaned and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar environment;

(h)   properly remove or treat all rust or corrosion;

(i) ensure all items of Equipment will be completely sterilized, steam-cleaned, and de-greased upon redelivery;

(j) properly remove all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment;

(k) ensure the Equipment shall be mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer's published and recommended specifications;

(l) provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not limited to, the following: (i) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (ii) each item of Equipment will be returned with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment; (iii) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations, free from all contaminants; (iv) Lessee shall provide for transportation of the Equipment in a manner consistent with the manufacturer's recommendations and practices to any locations within the continental United States as Lessor shall direct; and shall have the Equipment unloaded at such locations; (v) Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance; and (vi) Lessee shall provide insurance and safe, secure storage for the Equipment for ninety (90) days after expiration or earlier termination of the Lease at accessible locations satisfactory to Lessor.

H.    PAYMENT AUTHORIZATION

      You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

COMPANY NAME                     ADDRESS                    AMOUNT
------------             -----------------------          -----------
Thermo Finnigan          San Francisco, CA 94160          $152,395.00
Gilson, Inc.             Middletown, WI 53562             $ 54,291.00

      This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

      Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                      LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION         PREDIX PHARMACEUTICALS, INC.

By: /s/ JOHN EDEL                            By: /s/ MICHAEL KAUFFMAN
    --------------------------------             ------------------------------

Name: John Edel                              Name: Michael Kauffman, MD

Title: Senior Vice President                 Title: CEO/President

                                    EXHIBIT A

   TO COLLATERAL/EQUIPMENT SCHEDULE NO. _____ AND TO UCC FINANCING STATEMENTS

COMPANY NAME:             Predix Pharmaceuticals, Inc.
EQUIPMENT LOCATION(s):    10K Gill Street
                          Woburn, MA 01801

                                                                                CUSTOMER'S
                                                                                 INTERNAL
INV.                                                                            TAG # (IF      AMT.      VENDOR                XLD
ITEM    SUPPLIER       INVOICE #  INV DATE      DESCRIPTION     QTY  SERIAL #   APPLICABLE)  FINANCED     TOTAL      CK #      CK?
---- ----------------- --------- ----------- ------------------ --- ----------- ----------- ---------- ----------- ----------- ---
1    Thermo Finnigan's  PO #286  Forthcoming LCQAD-24000         1  Forthcoming 152,395.00  152,395.00             Forthcoming  N

                                                                                                        152,395.00

2    Gilson             PO#288   Forthcoming Prep HPLC For       1  Forthcoming  49,146.00   49,146.00             Forthcoming  N
                                             Finnigan LCQ
                                             Unipoint LC System  1                5,145.00    5,145.00
                                             Software

                                                                                                         54,291.00
                                                                                            ----------
        FUNDING TOTAL                                                                       206,686.00 $206,686.00
                                                                                            ==========

INV.                              EQUIP  >90
ITEM      SUPPLIER       CK AMT.  CODE  DAYS?   COMMENTS
---- ----------------- ---------- ----- ----- ------------
1    Thermo Finnigan's 152,395.00  LAB    N   NEED INVOICE

2    Gilson             54,291.00  LAB    N   NEED INVOICE

                                  SOFT

EQUIPMENT CODE LIST

LAB = Lab Equipment

COMP = Computer Hardware

OFC = Furniture, Telephone, Fax, etc.

TI = Tenant Improvement (Soft)

SOFT = Computer Software, Tooling/Molds, Tax, Freight, Extended Warranties, Service Contracts, Etc.

 EQUIP.
  CODE          TOTAL(CAT.)      % OF TOTAL
---------     --------------     ----------
LAB           $   201,541.00         98%
COMP          $         0.00          0%
OFC           $         0.00          0%
TI (SOFT)     $         0.00          0%
SOFT          $     5,145.00          2%
              --------------        ---
TOTAL         $   206,686.00        100%
              --------------        ---

PREDIX PHARMACEUTICALS, INC.
BY: /s/ MICHAEL KAUFFMAN
    ------------------------
TITLE: President & CEO

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                  AMENDMENT TO

               MASTER LEASE AGREEMENT DATED AS OF DECEMBER 3, 2002

                                 BY AND BETWEEN

                PREDIX PHARMACEUTICALS HOLDINGS, INC., AS LESSEE

                                       AND

                 GENERAL ELECTRIC CAPITAL CORPORATION, AS LESSOR

Lessee and Lessor hereby amend Master Lease Agreement dated as of December 3, 2002, all Equipment Schedules thereunder and other related documents (herein collectively referred to as the "Agreements") to reflect Lessee's name change from Predix Pharmaceuticals, Inc. to Predix Pharmaceuticals Holdings, Inc.

All other terms and conditions of the Agreements remain the same.

IN WITNESS WHEREOF, Lessee and Lessor have each caused this Amendment to be duly executed in their respective names.

LESSEE:                                    LESSOR:

PREDIX PHARMACEUTICALS HOLDINGS, INC.      GENERAL ELECTRIC CAPITAL CORPORATION
F/K/A PREDIX PHARMACEUTICALS, INC.

By: /s/ MICHAEL KAUFFMAN                   By: /s/ JOHN EDEL
    ----------------------------------         --------------------------------

Title: CEO & PRESIDENT                     Title: SVP

Date: 11/18/03                             Date: ______________________________

                           BIOTECH EQUIPMENT SCHEDULE
                                SCHEDULE NO. 003
                   DATED THIS EIGHTEENTH DAY OF NOVEMBER 2003
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF DECEMBER 3, 2002

LESSOR & MAILING ADDRESS:                  LESSEE & MAILING ADDRESS:
-------------------------                  -------------------------
General Electric Capital Corporation       Predix Pharmaceuticals Holdings, Inc.
401 Merritt 7 Suite 23                     10 K Gill Street
Norwalk, CT  06851-1177                    Woburn, MA  01801

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("AGREEMENT" said Agreement and this Schedule being collectively referred to as "LEASE"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. EQUIPMENT: Subject to the terns and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "EQUIPMENT").

                   CAPITALIZED
NUMBER OF UNITS   LESSOR'S COST   MANUFACTURER   SERIAL NUMBER   MODEL AND TYPE OF EQUIPMENT
---------------   -------------   ------------   -------------   ---------------------------

      Equipment immediately listed above is located at: 10 K Gill Street, Woburn, Middlesex County, MA 01801

      SEE EXHIBIT A ATTACHED HERETO AND MADE APART HEREOF

B.    FINANCIAL TERMS

1.    Advance Rent (if any): $ 3,641.12

2.    Capitalized Lessor's Cost: $ 128,518.48

3.    Basic Term (No. of Months): 36 MONTHS.

4.    Basic Term Lease Rate Factor: 2.8304

5.    Basic Term Commencement Date:

6.    Lessee Federal Tax ID No.: 04-3585114

7.    Last Delivery Date: 11/18/03

8.    Daily Lease Rate Factor: .0943

9. First Termination Date: N/A (_--__) months after the Basic Term Commencement Date.

10. Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on NOVEMBER 30, 2003.

11. Basic Term Rent. Commencing on 12/1/03 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic

      Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

C.    TAX BENEFITS Depreciation Deductions:

      1. Depreciation method is the 200 % declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance, taking into account the 30% or 50% special depreciation allowance and basis adjustment under Section 168(k)(1) of the code, whichever is applicable.

      2. Recovery Period: 5 Years.

      3. Basis: 100 % of the Capitalized Lessor's Cost.

D.    PROPERTY TAX

      PROPERTY TAX NOT APPLICABLE ON EQUIPMENT LOCATED IN MASSACHUSETTS.

      Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.    ARTICLE 2A NOTICE

      IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS VARIOUS (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F.    STIPULATED LOSS AND TERMINATION VALUE TABLE*

         Termination   Stipulated            Termination   Stipulated
Rental      Value      Loss Value               Value      Loss Value
Basic    Percentage    Percentage   Rental   Percentage    Percentage
   1      103.987       108.033       19       64.093        69.116
   2      101.933       106.034       20       61.706        66.783
   3       99.856       104.011       21       59.292        64.423
   4       97.754       101.963       22       56.863        62.049
   5       95.638        99.901       23       54.419        59.659
   6       93.506        97.824       24       51.951        57.246
   7       91.359        95.731       25       49.473        54.822
   8       89.196        93.622       26       46.974        52.377
   9       87.009        91.489       27       44.455        49.913
  10       84.805        89.340       28       41.915        47.427
  11       82.586        87.175       29       39.355        44.921
  12       80.341        84.984       30       36.773        42.393
  13       78.080        82.777       31       34.170        39.845
  14       75.802        80.553       32       31.546        37.275
  15       73.498        78.304       33       28.901        34.684
  16       71.167        76.028       34       26.233        32.071
  17       68.823        73.738       35       23.544        29.436
  18       66.465        71.434       36       20.835        26.781

*The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G.    MODIFICATIONS AND ADDITIONS FOR THIS SCHEDULE ONLY

      For purposes of this Schedule only, the Agreement is amended as follows:

      1. The INDEMNIFICATION Section subsection (b) of the Lease is hereby amended by deleting the word "and" immediately preceding "(ii)" on the second line thereof and inserting the following at the end thereof:

      ; (iii) each item of Equipment constitutes "qualified property" pursuant to Section 168(k) of the Internal Revenue Code of 1986, as now and hereafter amended (the "Code"), and is eligible for the additional first-year depreciation deduction equal to (A) thirty percent (30%) of (B) fifty percent (50%) of 100% of the Capitalized Lessor's Cost of the Equipment contemplated by the Code, whichever is applicable; (iv) the Equipment shall be treated as originally placed in service not earlier than the date of the execution and delivery of this Schedule, or in the event the transaction is a sale-leaseback transaction, Lessee shall not have placed in service the Equipment subject to this Lease at any time prior to three months before the execution and delivery of this Schedule;
      (v) Lessee has not arranged to purchase, and Lessor is not purchasing the Equipment pursuant to a binding written contract entered into before September 11, 2001, if clause (iii)(A) above applies, or not before May 06, 2003, if clause (iii)(B) above applies, and (vi) each item of Equipment shall be placed in service before January 1, 2005.

2. The REPRESENTATIONS AND WARRANTIES OF LESSEE Section of the Lease shall be amended to add the following sentence at the end thereof:

(j) Lessee is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Lessee is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person list maintained by the Office of Foreign Assets Control ("OFAC"), Department of Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), and related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

3. The LEASING Section subsection (b) of the Lease is hereby deleted in its entirety and the following substituted in its stead:

b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule for the Equipment (ii) evidence of insurance which complies with the requirements of the INSURANCE Section of the Lease, and (iii) such other documents as Lessor may reasonably request. Once the Schedule is signed, the Lessee may not cancel the Lease.

4. The DELIVERY, USE AND OPERATION Section subsection (a) of the Lease shall be deleted and the following substituted in its stead:

The parties acknowledge that this is a sale/leaseback transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

5.    BILL OF SALE

      Lessee, in consideration of the Lessor's payment of the amount set forth in B 2. above, which includes any applicable sales taxes (which payment Lessee acknowledges), hereby grants, sells, assigns, transfers and delivers to Lessor the Equipment along with whatever claims and rights Seller may have against the manufacturer and/or Supplier of the Equipment, including but not limited to all warranties and representations. At Lessors request Lessee will cause Supplier to deliver to Lessor a written statement wherein the Supplier (i) consents to the assignment to Lessor of whatever claims and rights Lessee may have against the Supplier, (ii) agrees not to retain any security interest, lien or other encumbrance in or upon the Equipment at any time, and to execute such documents as Lessor may request to evidence the release of any such encumbrance, and (iii) represents and warrants to Lessor (x) that Supplier has previously conveyed full title to the Equipment to Lessee, (y) that the Equipment was delivered to Lessee and installation completed, and (z) that the final purchase price of the Equipment (or a specified portion of such purchase price) has been paid by Lessee.

      Lessor is purchasing the Equipment for leasing back to Lessee pursuant to the Lease. Lessee represents and warrants to Lessor that (i) Lessor will acquire by the terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever; (ii) Lessee has the right to sell the Equipment; and (iii) the Equipment has been delivered to Lessee in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (iv) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

      Lessee agrees to save and hold harmless Lessor from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Lessor as a consequence of the sale of the Equipment to Lessor.

6.    ACCEPTANCE

      Pursuant to the provisions of the Lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable); (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

      Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

7.    EQUIPMENT SPECIFIC PROVISIONS

The MAINTENANCE Section of the Lease is amended by adding the following as the fifth sentence in subsection (a):

Lessee agrees that upon return of the Equipment, it will comply with all original manufacturer's performance specifications for new Equipment without expense to Lessor. Lessee shall, if requested by Lessor, obtain a certificate or service report from the manufacturer attesting to such condition.

Each reference contained in this Agreement to:

(a) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental

Emission), of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules regulations permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Equipment,

(b) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

(c) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCB's"), and radioactive substances, or other material or substance which has in the past or could in the future constitute a health, safety or environmental hazard to any Person, property or natural resources.

(d) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

(e) "Environmental Emission" shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

(f) "Environmental Law" shall mean any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq .), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq .), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq .), the Clean Air Act (42 U.S.C. Section 7401 et seq .), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq .), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq .), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq .), as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

(g) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

(h) "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

The provisions of this Schedule shall survive any expiration or termination of the Lease and shall be enforceable by Lessor, its successors and assigns.

The MAINTENANCE Section subsection (a) of the Lease shall be amended by adding the following at the end thereof:

RETURN PROVISIONS: In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase the Equipment Lessee shall, at its expense:

(a) at least one hundred eighty (180) days and not more than two hundred seventy
(270) days prior to expiration or earlier termination of the Lease, provide to Lessor written notification of intent to return all, but not less than all, of the Equipment. This notification shall include a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model and serial numbers for all components comprising the Equipment;

(b) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, with reference to computer based equipment comprising the Equipment, provide to Lessor a detailed listing of all internal circuit boards by both the model and serial number for all hardware comprising the Equipment and a listing of all software features listed individually;

(c) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (i) one set of service manuals, and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; (ii) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date;

(d) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical and mechanical systems for each item of the Equipment;

(e) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, cause manufacturer's representative or qualified equipment maintenance provider, acceptable to Lessor, (the "Authorized Inspector") to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment and ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines including the then current FDA regulations; and if during such inspection, examination and test, the Authorized Inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturer's specifications and the then current FDA regulations, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the Authorized Inspector as outlined in the preceding clause;

(f) have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section (e) above. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications;

(g) provide that all Equipment will be cleaned and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar environment;

(h) properly remove or treat all rust or corrosion;

(i) ensure all items of Equipment will be completely sterilized, steam-cleaned, and de-greased upon redelivery;

(j) properly remove all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment;

(k) ensure the Equipment shall be mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer's published and recommended specifications;

(l) ensure that all Equipment and Software licenses and permits are freely transferable to a third party. Any costs associated with the re-licensing or re-permitting of the Equipment and/or Software shall be born solely by Lessee.

(m) provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not limited to, the following: (i) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer;
(ii) each item of Equipment will be returned with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable)
      to be eligible for the manufacturer's maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment;
      (iii) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations, free from all contaminants; (iv) Lessee shall provide for transportation of the Equipment in a manner consistent with the manufacturer's recommendations and practices to any location(s) within the continental North America as Lessor shall direct; and shall have the Equipment unloaded at such location(s); (v) Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance; and (vi) Lessee shall provide insurance and safe, secure storage for the Equipment for ninety (90) days after expiration or earlier termination of the Lease at accessible locations satisfactory to Lessor.

      8.    LEASE TERM OPTIONS

            END OF BASIC TERM OPTIONS

            The Lease is amended by adding the following thereto:

            FAIR MARKET VALUE RENTAL RENEWAL:

            (a) So long as no default exists hereunder and the lease has not been earlier terminated, Lessee may at lease expiration, upon at least 120 days but not more than 270 days prior written notice to Lessor, extend the term of the Lease with respect to all (but not less than all) of the Equipment in this Schedule for a period of 12 months (the "Renewal Period") for a scheduled monthly rental equal to the monthly Fair Market Rental Value thereof determined as of the end of the pre-extension Lease term.

            (b) "Fair Market Rental Value" shall mean the price which a willing lessee would pay for the rental of the Equipment in an arms-length transaction to a willing lessor under no compulsion to lease for a time period similar to the Renewal Period; provided, however, that in such determination: (i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Lease
      (ii) in the case of any installed additions to the Equipment, same shall be valued on an installed basis; and (iii) costs of removal of the Equipment from the current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Rental Value at least 135 days before Lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessor) to determine Fair Market Rental Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

            (c) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within 15 days after Fair Market Rental Value is determined (by agreement or appraisal).

H.    PAYMENT AUTHORIZATION

      You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

Company Name                                 Address           Amount
-------------------------------------   -----------------   -----------
Milestone, Inc.                         Monroe, CT 06468    $35,000.00
Personal Chemistry                      Foxboro, MA 02035   $70,270.00
General Electric (Interim Interest)     Norwalk, CT 06856   $    63.06
General Electric (Advance Rent)         Norwalk, CT 06856   $ 2,998.53*
Predix Pharmaceuticals Holdings, Inc.   Woburn, MA 01801    $20,186.89

*Applied $642.59 to Advance rent from Good Faith Deposit)

      This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

      Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                   LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION      PREDIX PHARMACEUTICALS HOLDINGS, INC.

By: /s/ JOHN EDEL                         By: /s/ NJG HAYES
    -------------------------------           --------------------------------

Name: John Edel                           Name: NJG HAYES

Title: Senior Vice President              Title: CHIEF FINANCIAL OFFICER

                                          /s/ MICHAEL KAUFFMAN

                                          Michael Kauffman

                                          Chief Executive Officer

                                    EXHIBIT A
                               ACCOUNT 4138217-003

COMPANY NAME:          Predix Pharmaceuticals       FUNDING DATE       8/31/2003
EQUIPMENT LOCATION(s): 10K Gill Street              DATE OF LAST FUND   4/7/2003
                       Woburn, MA 01801

DATE OF LAST FUNDING

                                                                                    CUSTOMER'S
                                                                                     INTERNAL
INV.                                                                                 TAG # (IF     AMT.      VENDOR
ITEM      SUPPLIER      INVOICE   #INV DATE     DESCRIPTION      QTY    SERIAL #    APPLICABLE)  FINANCED     TOTAL    CK #
---- ------------------ -------- ---------- -------------------- --- -------------- ----------- ---------- ----------- ----
                                            Ethos Microsynth
1    Milestone Inc.        24964  8/27/2003 230V60Hz              1          125591              41,565.00
                                            Bechtop Lab Station
                                            1% CREDIT FOR PAYING
                                            EARLY                                                -6,565.00
                                             (not financing S&H)
                                                                                                           $ 35,000.00

2    Personal Chemistry     1329 10/27/2003   Emry's Optimizer    1             557              70,270.00

                                                                                                           $ 70,270.00

3    VWR International  16026596  9/11/2003   Gr Ext Ice Maker    1      671531-12S               3,741.91             1041
                        15953700   9/4/2003        Balance        2      1122120835
                                                                         1122031187               7,223.79             1041
                        15953699   9/4/2003  Melting Apparatus    1   1187030509650                 693.11             1041
                        16056773  9/15/2003        Freezer        1  T23N-640047-UN               3,047.03             1093
                        16179970  9/25/2003     Refrigerator      3  W23N-602489-WN               8,542.64             1093
                                                                     W23N-602490-WN
                                                                     W23N-602488-WN                        $ 23,248.48
                                                                                                ----------
            FUNDING TOTAL                                                                       128,518.48 $128,518.48
                                                                                                ==========

INV.                     PROOF OF          EQUIP  >90
ITEM      SUPPLIER        PAYMENT  CK AMT.  CODE DAYS?
---- ------------------ ---------- ------- ----- -----
                        PAY VENDOR                       ok, have
1    Milestone Inc.      DIRECTLY           LAB    N      invoice

                                            LAB    N

2    Personal Chemistry PAY VENDOR          LAB    N   need invoice
                         DIRECTLY                      in GE's name

3    VWR International       Y              LAB    N      ok

                             Y              LAB    N
                             Y              LAB    N
                             Y              LAB    N
                             Y              LAB    N

EQUIPMENT CODE LIST

LAB = Lab Equipment

COMP = Computer Hardware

OFC = Furniture, Telephone, Fax, etc.

SOFT = Computer Software, Tooling/Molds, Tax, Freight, Extended Warranties, Service Contracts, Etc.

EQUIP.
 CODE          TOTAL (CAT.)         % OF TOTAL
------       ---------------        ----------
LAB          $    128,518.48           100%
COMP         $          0.00             0%
OFC          $          0.00             0%
SOFT         $            00             0%
             ---------------           ---
TOTAL        $   128,518.480           100%
             ---------------           ---

/s/ MICHAEL KAUFFMAN
MICHAEL KAUFFMAN
CHIEF EXECUTIVE OFFICER

PREDIX PHARMACEUTICALS, INC.
BY: _________________________
TITLE: PRESIDENT & CEO

/s/ NJG HAYES
NJG HAYES
CHIEF FINANCIAL OFFICER

                           BIOTECH EQUIPMENT SCHEDULE
                                SCHEDULE NO. 004
                          DATED THIS FEBRUARY 24, 2005
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF DECEMBER 3, 2002

LESSOR & MAILING ADDRESS:                        LESSEE & MAILING ADDRESS:
-------------------------                 -------------------------------------
General Electric Capital Corporation      Predix Pharmaceuticals Holdings, Inc.
83 Wooster Heights Road, 5th Floor        10 K Gill Street
Danbury, CT 06810                         Woburn, MA 01801

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("AGREEMENT" said Agreement and this Schedule being collectively referred to as "LEASE"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. EQUIPMENT: Subject to the terms and conditions of the Lease, Lessor agrees to Lease to Lessee the Equipment described below (the "EQUIPMENT").

                   CAPITALIZED                                                        MODEL AND TYPE OF
NUMBER OF UNITS    LESSOR'S COST            MANUFACTURER           SERIAL NUMBER           EQUIPMENT
---------------    -------------    ---------------------------    -------------    ---------------------
EQUIPMENT
1                  $   20,500.00    ARGONAUT TECHNOLOGIES, INC.                     FLASHMASTER SOLO WITH
                                                                                    GILSON 204

      Equipment immediately listed above is located at: 10 K Gill Street, Woburn, Middlesex County, MA 01801

B.    FINANCIAL TERMS

      1. Advance Rent (if any): $574.43

      2. Capitalized Lessor's Cost: $20,500.00

      3. Basic Term (No. of Months): 36 MONTHS

      4. Basic Term Lease Rate Factor: 2.802109

      5. Basic Term Commencement Date:

      6. Lessee Federal Tax ID No.: 043585114

      7. Last Delivery Date:

      8. Daily Lease Rate Factor: .0934

      9. First Termination Date: N/A (__--__) months after the Basic Term Commencement Date.

      10. Interim Rent: For the period from and including the Lease Commencement Date to but not including the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on FEBRUARY 28, 2004.

      11. Basic Term Rent. Commencing on 3/1/05 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Coat of all Equipment on this Schedule.

C.    TAX BENEFITS Depreciation Deductions:

      1. Depreciation method is the 200% declining balance method, switching to straight line method for the 1st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance, taking into account the 30% or 50% special depreciation allowance and basis adjustment under Section 168(k)(1) of the Code, whichever is applicable.

      2. Recovery Period: 5 YEARS.

      3. Basis: 100 % of the Capitalized Lessor's Cost.

D.    PROPERTY TAX

PROPERTY TAX NOT APPLICABLE ON EQUIPMENT LOCATED IN MASSACHUSETTS.

      Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.    ARTICLE 2A NOTICE

      IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS ARGONAUT TECHNOLOGIES, INC (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F.    STIPULATED LOSS AND TERMINATION VALUE TABLE*

Rental   Termination Value    Stipulated Loss            Termination Value   Stipulated Loss Value
Basic       Percentage       Value Percentage   Rental      Percentage             Percentage
   1          102.470             106.389         19          64.722                 68.646
   2          100.533             104.452         20          62.436                 66.361
   3          98.577              102.496         21          60.130                 64.055
   4          96.603              100.523         22          57.802                 61.727
   5          94.612              98.532          23          55.453                 59.379
   6          92.601              96.522          24          53.082                 57.008
   7          90.573              94.493          25          50.690                 54.616
   8          88.525              92.446          26          48.275                 52.202
   9          86.459              90.381          27          45.838                 49.765
  10          84.374              88.296          28          43.379                 47.306
  11          82.270              86.192          29          40.897                 44.825
  12          80.146              84.068          30          38.392                 42.320
  13          78.003              81.925          31          35.865                 39.793
  14          75.839              79.762          32          33.314                 37.242
  15          73.656              77.580          33          30.739                 34.668
  16          71.453              75.377          34          28.141                 32.070
  17          69.230              73.154          35          25.518                 29.448
  18          66.986              70.910          36          22.872                 26.802

      *The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G.    MODIFICATIONS AND ADDITIONS FOR THIS SCHEDULE ONLY

      For purposes of this Schedule only, the Agreement is amended as follows:

      1. The INDEMNIFICATION Section subsection (b) of the Lease is hereby amended by deleting the word "and" immediately preceding "(ii)" on the second line thereof and inserting the following at the end thereof:

      ; (iii) each item of Equipment constitutes "qualified property" pursuant to Section 168(k) of the Internal Revenue Code of 1986, as now and hereafter amended (the "Code"), and is eligible for the additional first-year depreciation deduction equal to (A) thirty percent (30%) or (B) fifty percent (50%) of 100% of the Capitalized Lessor's Cost of the Equipment contemplated by the Code, whichever is applicable; (iv) the Equipment shall be treated as originally placed in service not earlier than the date of the execution and delivery of this Schedule, or in the event the transaction is a sale-leaseback transaction, Lessee shall not have placed in service the Equipment subject to this Lease at any time prior to three months before the execution and delivery of this Schedule; (v) Lessee has not arranged to purchase, and Lessor is not purchasing the Equipment pursuant to a binding written contract entered into before September 11, 2001, if clause (iii) (A) above applies, or not before May 06, 2003, if clause (iii)
(B) above applies, and (vi) each item of Equipment shall be placed in service before January 1, 2005.

2. The REPRESENTATIONS AND WARRANTIES OF LESSEE Section of the Lease shall be amended to add the following sentence at the end thereof:

(j) Lessee is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Lessee is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

3. The LEASING Section subsection (b) of the Lease is hereby deleted in its entirely and the following substituted in its stead:

b) The obligation of Lessor to purchase the Equipment from Lessee and to lease the same to Lessee shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule for the Equipment (ii) evidence of insurance which complies with the requirements of the INSURANCE Section of the Lease, and (iii) such other documents as Lessor may reasonably request. Once the Schedule is signed, the Lessee may not cancel the Lease.

4. The DELIVERY, USE AND OPERATION Section subsection (a) of the Lease shall be deleted and the following substituted in its stead:

The parties acknowledge that this is a sale/leaseback transaction and the Equipment is in Lessee's possession as of the Lease Commencement Date.

5.    BILL OF SALE

Lessee, in consideration of the Lessor's payment of the amount set forth in B 2. above, which includes any applicable sales taxes (which payment Lessee acknowledges), hereby grants, sells, assigns, transfers and delivers to Lessor the Equipment along with whatever claims and rights Seller may have against the manufacturer and/or Supplier of the Equipment, including but not limited to all warranties and representations. At Lessors request Lessee will cause Supplier to deliver to Lessor a written statement wherein the Supplier (i) consents to the assignment to Lessor of whatever claims and rights Lessee may have against the Supplier, (ii) agrees not to retain any security interest, lien or other encumbrance in or upon the Equipment at any time, and to execute such documents as Lessor may request to evidence the release of any such encumbrance, and (iii) represents and warrants to Lessor (x) that Supplier has previously conveyed full title to the Equipment to Lessee, (y) that the Equipment was delivered to Lessee and installation completed, and (z) that the final purchase price of the Equipment (or a specified portion of such purchase price) has been paid by Lessee.

      Lessor is purchasing the Equipment for leasing back to Lessee pursuant to the Lease. Lessee represents and warrants to Lessor that (i) Lessor will acquire by the terms of this Bill of Sale good tide to the Equipment free from all liens and encumbrances whatsoever, (ii) Lessee has the right to sell the Equipment; and (iii) the Equipment has been delivered to Lessee in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (iv) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

      Lessee agrees to save and hold harmless Lessor from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Lessor as a consequence of the sale of the Equipment to Lessor.

6.    ACCEPTANCE

Pursuant to the provisions of the Lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above has been delivered and installed (if applicable); (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease, the purchase documents and all attendant documents.

Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof and (iii) Lessee has reviewed and approves of the purchase documents for the Equipment, if any.

7.    EQUIPMENT SPECIFIC PROVISIONS

The MAINTENANCE Section of the Lease is amended by adding the following as the fifth sentence in subsection (a):

Lessee agrees that upon return of the Equipment, it will comply with all original manufacturers performance specifications for new Equipment without expense to Lessor. Lessee shall, if requested by Lessor, obtain a certificate or service report from the manufacturer attesting to such condition.

Each reference contained in this Agreement to:

(a) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules regulations, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Equipment.

(b) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

(c) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCB's"), and radioactive substances, or other material or substance which has in the past or could in the future constitute a health, safety or environmental hazard to any Person, property or natural resources.

(d) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

(e) "Environmental Emission" shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

(f) "Environmental Law" shall mean any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq .), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq .), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq .), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq .), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq .), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq .), as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

(g) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

(h) "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

The provisions of this Schedule shall survive any expiration or termination of the Lease and shall be enforceable by Lessor, its successors and assigns.

The MAINTENANCE Section subsection (a) of the Lease shall be amended by adding the following at the end thereof:

RETURN PROVISIONS: In addition to the provisions provided for in the RETURN OF EQUIPMENT Section of the Lease, and provided that Lessee has elected not to exercise its option to purchase the Equipment Lessee shall, at its expense:

(a) at least one hundred eighty (180) days and not more than two hundred seventy
(270) days prior to expiration or earlier termination of the Lease, provide to Lessor written notification of intent to return all, but not less than all, of the Equipment. This notification shall include a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model and serial numbers for all components comprising the Equipment;

(b) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, with reference to computer based equipment comprising the Equipment, provide to Lessor a detailed listing of all internal circuit boards by both the model and serial number for all hardware comprising the Equipment and a listing of all software features listed individually;

(c) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (i) one set of service manuals, and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date, (ii) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to date;

(d) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical and mechanical systems for each item of the Equipment;

(e) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, cause manufacturer's representative or qualified equipment maintenance provider, acceptable to Lessor, (the "Authorized Inspector") to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment and ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines including the then current FDA regulations; and if during such inspection, examination and test, the Authorized Inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturers specifications and the then current FDA regulations, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the Authorized Inspector as outlined in the preceding clause;

(f) have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section (e) above. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturers specifications;

(g) provide that all Equipment will be cleaned and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar environment;

(h) properly remove or treat all rust or corrosion;

(i) ensure all items of Equipment will be completely sterilized, steam-cleaned, and de-greased upon redelivery;

(j) properly remove all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment;

(k) ensure the Equipment shall be mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer's published and recommended specifications;

(1) ensure that all Equipment and Software licenses and permits are freely transferable to a third party. Any costs associated with the re-licensing or re-permitting of the Equipment and/or Software shall be born solely by Lessee.

(m) provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not limited to, the following: (i) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer;
(ii) each item of Equipment will be retained with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan; the certification of eligibility shall be transferable to another operator of the Equipment; (iii) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations, free from all contaminants; (iv) Lessee shall provide for transportation of the Equipment in a manner consistent with the manufacturers recommendations and practices to any location(s) within continental North America as Lessor shall direct; and shall have the Equipment unloaded at such location(s); (v) Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance; and (vi) Lessee shall provide insurance and safe, secure storage for the Equipment for ninety (90) days after expiration or earlier termination of the Lease at accessible locations satisfactory to Lessor.

8.    LEASE TERM OPTIONS

END OF BASIC TERM OPTIONS

      The Lease is amended by adding the following thereto:

      FAIR MARKET VALUE RENTAL RENEWAL:

      (a) So long as no default exists hereunder and the lease has not been earlier terminated, Lessee may at lease expiration, upon at least 120 days but not more than 270 days prior written notice to Lessor, extend the term of the Lease with respect to all (but not less than all) of the Equipment in this Schedule for a period of 12 months (the "Renewal Period") for a scheduled monthly rental equal to the monthly Fair Market Rental Value thereof determined as of the end of the pre-extension Lease term.

      (b) "Fair Market Rental Value" shall mean the price which a willing lessee would pay for the rental of the Equipment in an arms-length transaction to a willing lessor under no compulsion to lease for a time period similar to the Renewal Period; provided, however, that in such determination: (i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Lease (ii) in the case of any installed additions to the Equipment, same shall be valued on an installed basis; and (iii) costs of removal of the Equipment from the current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Rental Value at least 135 days before Lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Rental Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

      (c) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within 15 days after Fair Market Rental Value is determined (by agreement or appraisal).

H.    PAYMENT AUTHORIZATION

      You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

COMPANY NAME                            ADDRESS               AMOUNT
---------------------------     ----------------------      ----------
Argonaut Technologies, Inc.     Redwood City, CA 94053      $20,500.00

This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

      Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                   LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION      PREDIX PHARMACEUTICALS HOLDINGS, INC.

By: /s/ JOHN EDEL                         By: /s/ MICHAEL KAUFFMAN
    -------------------------------           ---------------------------------

Name: John Edel                           Name: KAUFFMAN

Title: Senior Vice President              Title: CEO